IDS LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as officers and/or directors, respectively, of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                         1933 Act     1940 Act
                                                        Reg. Number  Reg. Number
                                                        -----------  -----------
IDS Life Variable Account 10
     IDS Life Flexible Portfolio Annuity (FPA)            33-62407     811-07355

American Express Retirement
     Advisor Variable Annuity(R)(RAVA)                   333-79311     811-07355

American Express Retirement
     Advisor Variable Annuity(R)(RAVA-B3)                333-79311     811-07355

American Express Retirement
     Advisor Advantage(SM) Variable Annuity
     (RAVA ADVANTAGE)                                    333-79311     811-07355

American Express Retirement
     Advisor Select(SM) Variable Annuity (RAVA SELECT)   333-79311     811-07355

IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
     IDS Life Flexible Annuity                             33-4173     811-3217

IDS Life Variable Retirement and Combination
     Retirement Annuities (CRA)                            2-73114     811-3217

IDS Life Employee Benefit Annuity (EBA)                   33-52518     811-3217

IDS Life Group Variable Annuity Contract (GVAC)           33-47302     811-3217

IDS Life Insurance Company

American Express Flexible Payment Market Value Annuity
     (FP-MVA)                                             33-50968     N/A

American Express Guaranteed Term Annuity (GTA)            33-28976     N/A

IDS Life Group Variable Annuity Contract
     (GVAC Fixed Account)                                 33-48701     N/A

American Express Portfolio Guaranteed
Term Annuity (PGTA)                                      333-42793     N/A

IDS Life Variable Life Separate Account

American Express Variable Universal
      Life Insurance(SM) (VUL)                            33-11165     811-4298

American Express Variable Second-To-Die
      Life Insurance(SM) (V2D)                            33-62457     811-4298

American Express Succession Select(SM)
      Variable Life Insurance  (SUCS)                     33-62457     811-4298

American Express  Variable Universal Life III(SM)
      (VUL-3)                                            333-69777     811-4298

IDS Life Single Premium
      Variable Life Insurance Policy (SPVL)                2-97637     811-4298

IDS Life Variable Account for Smith Barney
     Salomon Smith Barney LifeVest(SM)                     33-5210     811-4652
     (SSB-SPVL)

IDS Life Account SBS
     Symphony Annuity (SYMPHONY)                          33-40779     811-06315

IDS Life Account RE
     Real Estate Variable Annuity (REVA)                  33-13375     N/A

IDS Life Variable Annuity Fund A (Fund A)                  2-29081     811-1653

IDS Life Variable Annuity Fund B (Fund B)                  2-47430     811-1674


hereby constitutes and appoints Eric L. Marhoun, Timothy S. Meehan, Mary Ellyn Minenko, James M. Odland, Teresa J. Rasmussen, Susan Wold, and H. Bernt von Ohlen or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports on Form 10-K, Form 10-Q and Form 8-K required pursuant to provisions of the Securities Exchange Act of 1934, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.



Dated the 11th day of September, 2002.


/s/ Barbara H. Fraser
----------------------
    Barbara H. Fraser
    Chief Executive Officer and Chairman of the Board